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                                                             EXHIBIT NO. 99.1(b)

                               MFS SERIES TRUST X


                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Aggressive Growth Asset Allocation Fund, MFS Conservative Asset Allocation Fund, MFS Growth Asset Allocation Fund, MFS Moderate Asset Allocation Fund, MFS New Endeavor Fund and MFS Strategic Value Fund, each a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.  The additional class of Shares is designated "Class R2 Shares";

         2. Class R2 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class R2 Shares, the method of determination of the net asset value of Class R2 Shares, the price, terms and manner of redemption of Class R2 Shares, and relative dividend rights of holders of Class R2 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

                              CORRECTION OF DEFECTS


         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of the Trust, the following defect is corrected:

         1. On January 2, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which redesignated MFS Mid Cap Equity Fund, a series of the Trust, as MFS New Endeavor Fund.

         2. The reference to Section 6.9 in this filing was a typographical error.

         3. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Section 9.3."

         4. The reference to Section 6.9(h) in this filing was a typographical error.

         5. This typographical error is hereby corrected to replace the reference to "Section 6.9(h)" with a reference to "Section 6.11."

         6. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

         7. This typographical error is hereby corrected to replace the reference to "January 19, 1995" with a reference to "January 1, 2002."

         8. On April 18, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which established and designated MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS aggressive Growth Allocation Fund as four new series of Shares.

         9. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

         10. This typographical error is hereby corrected to replace the reference to "January 2, 2002" with a reference to "January 1, 2002."

         11. On April 18, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of MFS Strategic Value Fund, a series of the Trust, to create "Class 529A Shares, Class 529B Shares and Class 529C Shares."

         12. The reference to Section 6.9 in this filing was a typographical error.

         13. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

         14. On April 30, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which redesignated MFS High Yield Fund, a series of the Trust, as MFS High Income Advantage Fund.

         15. The reference to Section 6.9(i) in this filing was a typographical error.

         16. This typographical error is hereby corrected to replace the reference to "Section 6.9(i)" with a reference to "Section 9.3."

         17. On May 1, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which terminated MFS Multi Cap Growth Fund, a series of the Trust.

         18. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

         19. This typographical error is hereby corrected to replace the reference to "January 2, 2002" with a reference to "January 1, 2002."

         20. On June 20, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Allocation Fund, each a series of the Trust, to create "Class 529A Shares, Class 529B Shares and Class 529C Shares."

         21. The reference to Section 6.9 in this filing was a typographical error.

         22. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

         23. On September 27, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which terminated MFS Gemini Large Cap U.S. Fund, MFS Global Health Science Fund and MFS Income Fund, each as a series of the Trust.

         24. The reference to Section 6.9(i) in this filing was a typographical error.

         25. This typographical error is hereby corrected to replace the reference to "Section 6.9(i)" with a reference to "Sections 9.2(b)

         26. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

         27. This typographical error is hereby corrected to replace the reference to "January 2, 2002" with a reference to "January 1, 2002."

         28. On October 10, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which terminated MFS High Income Advantage Fund, a series of the Trust.

         29. The reference to the date of the Amended and Restated Declaration of Trust was a typographical error.

         30. This typographical error is hereby corrected to replace the reference to "January 2, 2002" with a reference to "January 1, 2002."

         31. On October 17, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Growth Allocation Fund, MFS Moderate Allocation Fund, MFS New endeavor Fund and MFS Strategic Value Fund, each a series of the Trust, to create "Class R Shares."

         32. The reference to Section 6.9 in this filing was a typographical error.

         33. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

         34. On November 29, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which redesignated MFS International ADR Fund and MFS Global Conservative Equity Fund, each a series of the Trust, as MFS International Equity Fund and MFS Global Value Fund, respectively.

         35. The reference to Section 6.9(i) in this filing was a typographical error.

         36. This typographical error is hereby corrected to replace the reference to "Section 6.9(i)" with a reference to "Sections 6.11."

                             REDESIGNATION OF SERIES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust X (the "Trust"), the Trustees of the Trust hereby redesignate all existing Class R Shares (as defined in the Declaration) as follows:

         1. The shares previously designated as Class R shares shall be redesignated as Class R1 shares.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 15th day of August, 2003 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


JOHN W. BALLEN                        LAWRENCE T. PERERA
----------------------------          ----------------------------
John W. Ballen                        Lawrence T. Perera
8 Orchard Road                        18 Marlborough Street
Southborough MA  01772                Boston MA  02116


LAWRENCE H. COHN                      WILLIAM J. POORVU
----------------------------          ----------------------------
Lawrence H. Cohn                      William J. Poorvu
45 Singletree Road                    975 Memorial Drive  Apt. 710
Chestnut Hill MA  02467               Cambridge MA  02138


WILLIAM R. GUTOW                      JEFFREY L. SHAMES
----------------------------          ----------------------------
William R. Gutow                      Jeffrey L. Shames
3 Rue Dulac                           38 Lake Avenue
Dallas TX  75230                      Newton MA  02459


J. ATWOOD IVES                        J. DALE SHERRATT
----------------------------          ----------------------------
J. Atwood Ives                        J. Dale Sherratt
17 West Cedar Street                  86 Farm Road
Boston MA  02108                      Sherborn MA  01770


----------------------------          ELAINE R. SMITH
Abby M. O'Neill                       ----------------------------
200 Sunset Road                       Elaine R. Smith
Oyster Bay NY  11771                  75 Scotch Pine Road
                                      Weston MA  02493

KEVIN R. PARKE
----------------------------          WARD SMITH
Kevin R. Parke                        ----------------------------
33 Liberty Street                     Ward Smith
Concord MA  01742                     36080 Shaker Blvd.
                                      Hunting Valley OH  44022